                                                                    Exhibit 3.01

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2696393

--------                          THE COMMONWEALTH OF MASSACHUSETTS
Examiner                               WILLIAM FRANCIS GALVIN
                                    Secretary of the Commonwealth
                        One Ashburton Place, Boston, Massachusetts 02108-1512

                                  RESTATED ARTICLES OF ORGANIZATION
                              (GENERAL LAWS, CHAPTER 156B, SECTION 74)
--------
Name      We,                   William H. Gallagher             , *President,
Approved
          and                   Susan L. Gorman                       , *Clerk,

          of                    Atlantic Data Services, Inc., Inc.            ,
                                    (Exact name of corporation)

          located at       One Batterymarch Park, Quincy, MA 02169    ,
                     -------------------------------------------------
                     (Street address of corporation in Massachusetts)

          do hereby certify that the following Restatement of the Articles of Organization was duly adopted by unanimous written consent dated October 31, 1997 by a vote of the directors and by:


110,860   shares of    Special Common Stock, $.01 par value     of      110,860     shares outstanding,
-------                ---------------------------------------       ------------
                       (type, class & series, if any)

244,570   shares of    Common Stock, $.01 par value             of      244,570     shares outstanding, and
-------                ---------------------------------------       ------------
                       (type, class & series, if any)


10,100    shares of    Class A Common Stock, $.01 par value     of      10,100      shares outstanding
-------                ---------------------------------------       ------------
                         (type, class & series, if any)


C    [ ]  **xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:
          / **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or
P    [ ]  series of stock whose rights are adversely affected thereby:

                                             ARTICLE I
M    [ ]                          The name of the corporation is:

R.A. [ ]                            Atlantic Data Services, Inc.
                                             ARTICLE II
                    The purpose of the corporation is to engage in the following business activities:

                            See Continuation Sheets at Attachment II and
                                  incorporated herein by reference.
--------
P.C.

       *Delete the inapplicable words. **Delete the inapplicable clause.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.


               WITHOUT PAR VALUE                                           WITH PAR VALUE
      -----------------------------------       ---------------------------------------------------------------
      TYPE               NUMBER OF SHARES             TYPE               NUMBER OF SHARES             PAR VALUE
      ----               ----------------             ----               ----------------             ---------
Common:                                          Common:                    11,746,840                   $.01

                                                 Class A Common:            1,694,800                    $.01

Preferred:                                       Special Common             3,104,080                    $.01



                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

 See Continuation Sheets at Attachment IV and incorporated herein by reference.

                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

 See Continuation Sheets at Attachment V and incorporated herein by reference.

                                   ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

 See Continuation Sheets at Attachment VI and incorporated herein by reference.

**If there are no provisions state "None".

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: One Batterymarch Park, Quincy, MA 02169

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                    NAME                     RESIDENTIAL ADDRESS         POST OFFICE ADDRESS
                    ----                     -------------------         -------------------
President:     William H. Gallagher              72 Katy-Did Lane                  Same
                                                 Hanson, MA 02341
Treasurer:     Susan L. Gorman                   529 Crafts Street                 Same
                                                 Newton, MA 02165
Clerk:         Susan L. Gorman                   529 Crafts Street                 Same
                                                 Newton, MA 02165
Directors:     Robert W. Howe                    3 Jason's Lane                    Same
                                                 Scituate, MA 02060
               William H. Gallagher              72 Katy-Did Lane                  Same
                                                 Hanson, MA 02341
               David Hodgson                     3 Pickwick Plaza                  Same
                                                 Greenwich, CT 06830
               Lee M. Kennedy                    98 King Caesar Road               Same
                                                 Duxbury, MA 02332
               George Raymond                    210 East Oak Avenue               Same
                                                 Morrestown, NJ 08057

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: March


d. The name and business address of the resident agent, if any, of the corporation is:
                                    William H. Gallagher
                                    One Batterymarch Park
                                    Quincy, MA 02169

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

See Continuation Sheets at Attachment VIII and incorporated herein by reference.

SIGNED UNDER THE PENALTIES OF PERJURY, this 31st day of October, 1997,

 /s/ William H. Gallagher   , *President,
-------------------------
William H. Gallagher

  /s/ Susan L. Gorman       , *Clerk.
-------------------------
Susan L. Gorman

*Delete the inapplicable words.     **If there are no amendments, state 'None'.

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)



                I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $16,274 - having been paid, said articles are deemed to have been filed with me this 6th day of November, 1997.

                Effective date:


                           /s/ William Francis Galvin
                           ---------------------------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                              Testa, Hurwitz & Thibeault, LLP
                              125 High Street
                              High Street Tower
                              Boston, MA 02110
                              Attn: Christina R. Schaper, Esq.
              Telephone:      (617) 248-7775

                                                    Atlantic Data Services, Inc.
                                               Restated Articles of Organization
                                                         Continuation Sheet II.1

                                  Attachment II


         "Article II. The purpose of the corporation is to engage in the following business activities:

     (a) To conduct a business of performing computer services for the scientific, technical and engineering professions;

     (b) To devise formulae and programs for the development, accumulation, processing, analysis, presentation, distribution and recording of data required for clients engaged in professional services, research or publication in the fields of medicine (including paramedical areas of practice, research and study), physics, chemistry, biology, astronomy, engineering and other scientific and technical fields;

     (c) To render professional data processing services and computer services and consulting and planning services in connection therewith;

     (d) To develop, devise, design and manufacture computers and computer programming equipment and systems, and to prepare or manufacture and distribute the resulting products at wholesale, at retail, or on commission consignment, including research, development, or production contracts for public agencies, research or educational institutions, professional groups and business units;

     (e) To maintain one or more data banks or any other type of library or storage facilities for scientific and technical data or for the results of research, development and design work of the Corporation or of any other agency, and to buy, sell, lease, license and exchange data, data systems or data collections or storage modules or units;

     (f) To acquire patents, copyrights and other interests or forms of protection of interests or rights, including the power to purchase, lease, license or receive grants or gifts of interests from the owners of an existing patent or other rights, and to sell, assign, lease or license such rights or interests thereunder to others;

     (g) To acquire by purchase, lease or license space and facilities for research, development, design, production, analysis and storage activities for scientific or technical data or for other operations of the Corporation or for administrative purposes, including the power to construct new facilities or to expand or improve existing facilities and the power to enter into condominium, compound lease, cross-licensing or other joint or cooperative programs for the acquisition or

                                                    Atlantic Data Services, Inc.
                                               Restated Articles of Organization
                                                       - Continuation Sheet II.2


         development of operational or administrative space; and to acquire, maintain and operate wholesale or resale distribution outlets for its products;

     (h) To enter into any type of syndicate, joint enterprise or other combination of corporate or non-corporate business organizations or entities for the furtherance of its operational activities, including its wholesale and retail trading business;

     (i) To do all things necessary, appropriate or ancillary to the conduct of a general computer services business;

     (j) To buy, own, sell, develop, maintain, lease and/or operate and otherwise deal with, either for itself or for others, real and personal property of any kind whatsoever and to do all things and carry on all activities necessary or incidental thereto;

     (k) To carry on any manufacturing, mercantile, selling, management, service or other business, transaction or activity which may be lawfully carried on by a corporation organized under General Laws of the Commonwealth of Massachusetts, Chapter 156B, as amended (or the provisions of any substituted chapter of the General Laws of the Commonwealth of Massachusetts, dealing with the same general subject matter or such Chapter as now in effect, which may hereafter be enacted);

     (l) To transfer to other persons or corporations, by grant, license, franchise, or other method, the right or privilege to carry on any kind of business on such terms as the Corporation shall deem expedient or proper;

     (m) To acquire the good will, business, property or assets (including a trademark, trade name or trade style), and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation and to pay for the same in cash, stock, bonds, debentures or other securities of the Corporation, or otherwise, as the Board of Directors may determine;

     (n) To carry on any business, transaction or activity through a wholly or partly-owned subsidiary;

     (o) To carry on any business, transaction or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction with any corporation, association, trust, firm, individual or government agency, and to be a general partner, managing general partner, partner and/or limited partner in a partnership

                                                    Atlantic Data Services, Inc.
                                               Restated Articles of Organization
                                                        -Continuation Sheet II.3

         or limited partnership engaged in any business enterprise which it would have power to conduct by itself; and

     (p) To have as additional purposes all powers granted and conferred by the laws of the Commonwealth of Massachusetts upon business corporations organized under Chapter 156B (or any such substituted chapter) of the General Laws of Massachusetts; provided, however, that no such purpose shall include any activity inconsistent with such Chapter 156B (or any such substituted chapter), or any other applicable provisions of the General Laws of Massachusetts."

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.1


                                  Attachment IV

         "Article IV. The total number of shares of stock which the Corporation shall have authority to issue is 16,545,720 shares of which 11,746,840 shares, with a par value of $.01 per share, are designated Common Stock ("Common Stock"), 1,694,800 shares, with a par value of $.01 per share are designated the Common Stock Class A (the "Class A Common Stock") and 3,104,080 shares, with a par value of $.01 per share are designated Special Common Stock (the "Special Common Stock").

The powers, designations, preferences and privileges and relative participation, optional or other special rights and the qualifications, limitations or restrictions of the Corporation's Common Stock, Class A Common Stock and Special Common Stock are as follows:

         A.       COMMON STOCK:

                  1. Dividends. Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefore.

                  2. Liquidation. That upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to all holders of the Special Common Stock as provided in this Article IV, the holders of the Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed pro rata with the holders of the Class A Common Stock and without preference or priority between the Common Stock and the Class A Common Stock.

                  3. Voting. Except as herein or by law expressly provided, each share of Common Stock shall be entitled to one vote for the election of directors and upon all other matters.

         B.       CLASS A COMMON STOCK:

                  1. Dividends. The Class A Common Stock shall not be entitled to receive or share in dividends.

                  2. Voting. The Class A Common Stock shall not have any voting rights of any kind whatsoever.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to all holders of the Special Common Stock as provided in this Article IV, the holders of the Class A Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed pro rata

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.2

with the holders of all Common Stock and without preference or priority between the Common Stock and the Class A Common Stock.

                  4.       Conversion.

      (a) Optional Conversion. Each share of Class A Common Stock shall be convertible at any time at the sole option of the Corporation into one share of fully paid and non-assessable Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless, by reason of the happening of any one or more of the events hereinafter specified, the Conversion Rate then in effect would be changed by 1% or more. Any adjustment of less than 1% that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts of 1% or more.

      (b) At the request of the Corporation, any holder of shares of Class A Common Stock shall surrender the certificate or certificates for such shares of Class A Common Stock at the head office of the Corporation, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

      (c) The Corporation will, as soon as practicable, after such surrender of certificates for shares of Class A Common Stock, issue and deliver to the person for whose account such Class A Common Stock was so surrendered certificates for the number of full shares of Common Stock to which he, she or it shall be entitled as aforesaid, together with a cash adjustment computed in accordance with Section 5 of this Article IV.B for any fraction of his, her or its shares as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date such surrender of Class A Common Stock to be converted was duly completed in accordance with this Section 4(c) and each person named to receive the Common Stock issuable upon the conversion of such Class A Common Stock shall be deemed to be for all purposes the record holder of the surrendered shares of Common Stock as of such date.

      (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

                        (i) Stock Dividends, Subdivisions, Combinations. If the
                  Corporation shall at any time (x) subdivide its outstanding shares of Common Stock into a larger number of shares of

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.3

                  Common Stock; or (y) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted ratably. An adjustment made pursuant to this Subsection 4(d)(i) shall become effective retroactively to the record date of the stock dividend, subdivision or combination, as the case may be.

                        (ii) Reorganization, Reclassification, Merger,
                  Consolidation or Conveyance of Assets. In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or in the case of any sale or conveyance of all or substantially all of the property, assets or business of the Corporation, each share of Class A Common Stock shall thereafter be convertible into the number of shares of stock or the securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by holder of the number of shares of Common Stock into which such share of Class A Common Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance.

                        (iii) Whenever the Conversion Rate is adjusted as herein
                  provided, the Secretary of the Corporation shall forthwith adjust the corporate records and cause a notice stating the adjustment and the Conversion Rate as adjusted to be mailed to the holders of record of the Class A Common Stock as of the effective date of the such adjustment.

      (e) Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Class A Common Stock shall automatically convert to shares of Common Stock on the basis set forth in this Subsection 4. Holders of shares of Class A Common Stock shall surrender the certificate or certificates for such shares of Class A Common Stock at the head office of the Corporation, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. Until such time as a holder of shares of Class A Common Stock shall surrender his, her or its certificates therefor as provided

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.4

            above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

                  5. Fractional Shares. The Corporation shall not issue fractional shares of Common Stock under this Article IV.B, but in lieu thereof, the Corporation shall pay in cash the fair market value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined.

         C.       SPECIAL COMMON STOCK:

                  1. Dividends. No dividends shall be declared or paid or distribution made for any shares of the Special Common Stock; provided, however, that notwithstanding the foregoing, if the Board of Directors shall declare a dividend or other distribution payable upon any other class of the outstanding shares of Common Stock, there shall be declared a dividend of equal amount per share payable on the shares of Special Common Stock outstanding on such date.

                  2.       Voting.

     (a) Each share of Special Common Stock of the Corporation shall be entitled to one vote for the election of directors and upon all other matters.

     (b) Except as provided in Subsection 2(c) of this Section 2, Special Common Stock and Common Stock shall be voted together as a single class on all matters.

     (c) Notwithstanding Subsection 2(a) and (b) of this Section 2, the affirmative vote of the holders of a majority of the outstanding shares of Special Common Stock shall be required to authorize any action which alters or changes the rights, preferences or privileges of the Special Common Stock, increases the authorized number of shares of Special Common Stock, Common Stock or Class A Common Stock or creates any new class of shares having preference over or being on a parity with the Special Common Stock in any respect.

                  3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Special Common Stock then outstanding shall be entitled to receive and be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $25.50 per share of Special Common Stock before any payment shall be made or any assets distributed to the holders of shares of Common Stock or Class A Common Stock or any other class of capital stock of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to holders of outstanding shares of Special Common Stock, the holders of all such shares

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.5

shall share ratably in the distribution of such assets. Any assets remaining after all required payments have been made to the holders of Special Common Stock shall be distributed to the holders of Common Stock and Class A Common Stock and any other class of capital stock in accordance with their respective interests, and no further distributions shall be made to the holders of shares of Special Common Stock.

                  4.       Conversion.

      (a) Each share of Special Common Stock shall be convertible at any time at the option of the holder thereof into one share of fully paid and non-assessable Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless, by reason of the happening of any one or more of the events hereinafter specified, the Conversion Rate then in effect would be changed by 1% or more. Any adjustment of less than 1% that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts of 1% or more.

      (b) Before any holder of shares of Special Common Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such shares of Special Common Stock at the head office of the Corporation, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that he elects so to convert said shares of Special Common Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for the conversion shares of Common Stock to be issued.

      (c) The Corporation will, as soon as practicable, after such surrender of certificates for shares of Special Common Stock accompanied by the written notice and statement above prescribed, issue and deliver to the person for whose account such Special Common Stock was so surrendered, or to his, her or its nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment computed in accordance with Section 5 of this Article IV.C for any fraction of his, her or its share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date such surrender of Special Common Stock to be converted was duly completed in accordance with this Section 4(c) and each

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.6

            person named to receive the Common Stock issuable upon the conversion of such Special Common Stock shall be deemed to be for all purposes the record holder of the surrendered shares of Common Stock as of such date.

      (d) The Corporation shall not be required to effect any conversion of shares of Special Common Stock while the stock transfer books of the Corporation are closed for any purpose; but any shares of Special Common Stock surrendered for conversion during any period while such books are so closed shall be converted, effective retroactively to the date on which such Special Common Stock was surrendered, and at the Conversion Rate in effect at such date.

      (e) The Conversion Rate shall be subject to adjustment from time to time as follows:

                        (i) Stock Dividends, Subdivisions, Combinations. If the
                  Corporation shall at any time (x) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (y) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted ratably. An adjustment made pursuant to this Subsection 4(e)(i) shall become effective retroactively to the record date of the stock dividend, subdivision or combination, as the case may be.

                        (ii) Reorganization, Reclassification, Merger,
                  Consolidation or Conveyance of Assets. In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or in the case of any sale or conveyance of all or substantially all of the property, assets or business of the Corporation, each share of Special Common Stock shall thereafter be convertible into the number of shares of stock or the securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by holder of the number of shares of Common Stock into which such share of Special Common Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; provided, however, that if the value of the exchange is less that $25.50 per share, the holders of Special Common Stock shall receive at least the equivalent of $25.50 per share before the holders of Common Stock or Class A Common Stock receive any payment or exchange for their shares; and in any case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet IV.7

                  interest thereafter of the holders of the Special Common Stock to the end that the provision set forth herein (including the specified changes in, and other adjustments of, the Conversion
                  Rate) shall there after be applicable, as nearly as reasonably may be in relation to any shares of stock or other securities or other property thereafter deliverable on the conversion of the Special Common Stock.

                        (iii) Whenever the Conversion Rate is adjusted as herein
                  provided, the Secretary of the Corporation shall forthwith adjust the corporate records and cause a notice stating the adjustment and the Conversion Rate as adjusted to be mailed to the holders of record of the Special Common Stock as of the effective date of the such adjustment.

            5. Fractional Shares. The Corporation shall not issue fractional shares of Common Stock under this Article IV.C, but in lieu thereof, the Corporation shall pay in cash the fair market value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined.

            6. Reacquired Shares of Special Common Stock. Shares of Special Common Stock which are converted into Common Stock shall be cancelled and shall not be available for reissuance.

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                          Continuation Sheet V.1


                                  Attachment V

            "Article V. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

            A.    Common Stock and Special Common Stock:

                  Shares of Common Stock and Special Common Stock are transferable only after compliance with the provisions of any agreement between the Corporation and the shareholders who own all of the Common Stock and Special Common Stock, a copy of which is on file in the office of the Corporation, available for inspection by any holder of Common Stock or Special Common Stock who may obtain a copy, without charge, upon application.

         B.       Class A Common Stock:

                  Shares of Class A Common Stock are transferable only after compliance with the provisions of an agreement between the Corporation and each shareholder of the Class A Common Stock of the Corporation, a copy of which is one file in the office of the Corporation, available for inspection by any holder of Class A Common Stock who may obtain a copy, without charge, upon application.

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet VI.1


                                  Attachment VI


      "Article VI. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders or of any class of stockholders, are as follows:

      (a)   Meetings of the stockholders may be held anywhere in the United
            States;

      (b) Each Director and each officer elected by the stockholders (including persons elected by the Board of Directors to fill vacancies in the Board of Directors or in any such offices), and each former Director and officer, and the heirs, executors, administrators, successors and assigns of each of them, shall be indemnified by the Corporation against all costs and expenses, including fees and disbursements of counsel and the cost of settlements (other than amounts paid to the Corporation itself) reasonably incurred by, or imposed upon, him or her in connection with or arising out of any action, suit or proceeding, civil or criminal, in which he may be involved, or incurred in anticipation of any action, suit or proceeding, by reason of his or her being or having been an officer or Director of the Corporation; or by reason of any action alleged to have been taken or omitted by him or her as a Director of the Corporation.

            Officers elected by the Board of Directors and employees and other agents of the Corporation (including persons who serve at its request as directors or officers of other organizations in which it owns shares or of which it is a creditor), and each such former officer, employee and agent, and the heirs, executors, administrators, successors and assigns of each of them, may be indemnified by the Corporation to the extent, if any, authorized by the Board of Directors.

            No indemnification shall be provided to any person, or to his or her heirs, executors, administrators, successors or assigns, with respect to any matter as to which he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation.

            The foregoing indemnification shall not be exclusive of any other rights of indemnification to which any such Director, officer, employee or agent may be entitled.

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet VI.2

      (c) No contract or other transaction between the Corporation and any other person, firm or corporation, shall, in the absence of fraud, in any way be affected or invalidated nor shall any Director be subject to surcharge with respect to any such contact or transaction by the fact that such Director, or any firm of which such Director is a member, or any corporation of which such Director is a shareholder, officer or director, is a party to, or may be pecuniarily or otherwise interested in, such contract or transaction; provided, that the fact that he individually, or such firm or corporation, is so interested shall be disclosed to the Board of Directors at the meeting at which (or prior to the Directors' executing their written consents by which) action to authorize, ratify or approve such contract or transaction is to be taken. Any Director of the Corporation may vote upon or give his or her written consent to any contract or other transaction between the Corporation and any other person, firm, corporation or other entity without regard to the fact that he is also a director or officer of such other firm, or corporation or entity, a subsidiary or affiliated corporation thereof, or is such other person;

      (d) Each Director and officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the Corporation, reports made to the Corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Directors, or upon the other records of the Corporation;

      (e) In furtherance and not in limitation of the powers enumerated in this Article 6, the Corporation shall have as additional powers all purposes granted and allowed by the laws of the Commonwealth of Massachusetts to business corporations organized under Chapter 156B (or any such substituted chapter) of the General Laws of Massachusetts; provided, that no such power shall be exercised in a manner inconsistent with such Chapter 156B (or any such substituted chapter) or any other applicable provision of the General Laws of Massachusetts;

      (f) The Corporation eliminates the personal liability of each Director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                         Continuation Sheet VI.3

            which the Director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a Director of the Corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal;

      (g) The Directors of the Corporation may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders; and

      (h)   The Corporation may become a partner in any business."

                                                    Atlantic Data Services, Inc.
                                   Amended and Restated Articles of Organization
                                                       Continuation Sheet VIII.1


                                 Attachment VIII


         "We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

         Articles III, IV and VI have been amended.

         Article III is amended to increase the number of authorized shares of Common Stock, $.01 par value per share, from 410,860 shares to 11,746,800 shares, the number of authorized shares of Class A Common Stock, $.01 par value per share, from 150,000 shares to 1,694,800 shares, and the number of authorized shares of Special Common Stock, $.01 par value per share, from 110,860 shares to 3,104,080 shares.

         Article IV is amended to provide for the conversion of the Class A Common Stock into Common Stock upon notice by the Corporation or upon the closing of a public offering of shares of the Company's Common Stock.

         Article VI is amended to add other lawful provisions for the conduct and regulation of the business and affairs of the Corporation which additions include the (i) elimination of the personal liability of Directors and Stockholders of the Corporation for money damages for breach of fiduciary duty by the Directors, subject to certain exceptions; (ii) authority of the Directors of the Corporation to make, amend or repeal the By-Laws of the corporation, unless such action is required by the stockholders of the Corporation; and (iii) authorization for the Corporation to become a partner in any business."